Exhibit 5


                                                November 21, 2000

Kansas City Power & Light Company
1201 Walnut Street
Kansas City, MO  64106

Ladies and Gentlemen:

     I refer to the proposed issuance and sale by you of up to $400,000,000 of unsecured debt securities (the "Debt") under the Registration Statement (Form S-3) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     I am familiar with the proceedings to date with respect to such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for purposes of this opinion.

     I am of the opinion that

     1. Kansas City Power & Light Company (the "Company") is a corporation duly organized and existing under the laws of the State of Missouri, and duly authorized and qualified to transact the business in which it is engaged in the States of Missouri and Kansas.

     2.   The Indenture between the Company and The Bank of
          New York creating the Debt (Exhibit 4) is in due legal form.

     3. The proposed forms of the Debt in Exhibit 4 are in due legal form.

     4. When (a) appropriate regulatory authority has been issued; (b) the Registration Statement shall have become effective; (c) the issuance of the Debt has been duly authorized by the Board of Directors of the Company; (d) the indenture for the Debt has been executed by the proper parties and has been duly recorded; and (e) the Debt has been authenticated and issued for money paid, labor due, or property actually received, all in accordance with appropriate regulatory authorizations:

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Kansas City Power & Light Company
November 21, 2000
Page 2


           (i) the Debt will be legally issued, fully paid, non-assessable and binding obligations of the Company, with the express terms and provisions as set forth in the appropriate indenture; and

          (ii) no approvals, other than those referred to above, will be required in connection with the creation and issuance of the Debt.

     I hereby consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                         Sincerely,

                         /s/Jeanie Sell Latz
                         Senior Vice President Corporate Services
                         and Corporate Secretary